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                                                                    EXHIBIT 10.4

                                    AGREEMENT

     AGREEMENT dated this 26th day of November, 1999, by and between Brewing Ventures LLC, a Minnesota limited liability company ("BV"), and Founders Food & Firkins Ltd., a Minnesota corporation ("FFFL").

     WHEREAS, BV and FFFL entered into a Management Agreement dated August 13, 1997 (the "Management Agreement"), pursuant to which BV rendered certain management services to FFFL; and

     WHEREAS, FFFL intends to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Registration Statement") for the registration of FFFL's common stock; and

     WHEREAS, FFFL and BV desire to terminate the Management Agreement effective June 30, 1999; and

     WHEREAS, FFFL and BV would desire to reinstate the Management Agreement in full if the Registration Statement is not declared effective by the Securities and Exchange Commission on or prior to March 31, 2000; and

     WHEREAS, FFFL and BV desire to confirm matters relating to fees due BV by FFFL and the waiver thereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

          1. TERMINATION OF MANAGEMENT AGREEMENT. Notwithstanding the provisions of Section 1.2 of the Management Agreement, the Management Agreement shall terminate effective June 30, 1999; provided, however, that the Management Agreement shall be reinstated in full if the Registration Statement is not declared effective by the Securities and Exchange Commission on or prior to March 31, 2000.

          2. WAIVER OF MANAGEMENT FEES. Under the terms of the Management Agreement, BV is entitled to receive a management fee equal to the greater of (a) 1% of the Company's gross monthly sales (not to exceed $2,083.33 per month) or (b) $2,083.33 per month. Immediately following the date the Registration Statement is declared effective by the Securities and Exchange Commission, FFFL shall pay BV the amount of $45,833.26, representing management fees accrued from September 1, 1997, through June 30, 1999, and BV shall waive any other management fees payable under the Management Agreement. Notwithstanding the foregoing waiver of management fees, BV shall be entitled to submit vouchers or invoices for out-of-pocket expenses incurred by BV or its members who rendered services in connection with the performance of the Management Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the date first above written.

                                   FOUNDERS FOOD & FIRKINS LTD.

                                   By /s/ Steven J. Wagenheim
                                      --------------------------------------
                                      Steven J. Wagenheim, Chief Executive
                                      Officer

                                   BREWING VENTURES LLC

                                   By /s/ William E. Burdick
                                      ---------------------------------------
                                      William E. Burdick, Governor, Treasurer
                                      and Secretary


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